UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2023
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LKQ CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) In connection with LKQ Corporation’s (the “Company”) previously scheduled March 5, 2023 Governance/Nominating Committee meeting, each of Robert M. Hanser and Jake Welch informed the Company of their respective intentions not to stand for reelection at the Company’s 2023 annual meeting of shareholders, which is expected to take place on May 9, 2023 (the “2023 Annual Meeting”). Each of Messrs. Hanser and Welch will continue to serve as members of the Board of Directors (the “Board”) and on the Board committees on which he currently serves until the 2023 Annual Meeting. The decision of Messrs. Hanser and Welch not to stand for reelection was not due to any disagreements with the Company regarding any matter related to its operations, policies or practices. Effective as of the end of Messrs. Hanser and Welch’s respective terms, the size of the Board will be set at nine.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 9, 2023

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President and General Counsel